Exhibit 99.1

Farmland Partners Inc. Reports Second Quarter 2020 Results

DENVER, August 10, 2020 /PRNewswire/ - Farmland Partners Inc. (NYSE: FPI) (the “Company”) today reported financial results for the quarter ended June 30, 2020.

“The biggest events this quarter were the unmasking of Rota Fortunae (Quinton Mathews) and co-conspirators Sabrepoint Capital Management, LP, George Baxter and Donald Marchiony, and the Court’s denial of Rota Fortunae’s motion to dismiss our complaint,” said Paul A. Pittman, the Company’s CEO. “We now have additional information that strongly suggests this was a "short and distort" market manipulation scheme orchestrated by one or more hedge funds and their personnel who conspired with their paid author Mathews. We will continue to pursue financial recovery from the parties who committed this fraud against the company and its shareholders.”

Impact of the COVID-19 Pandemic

So far, the direct impact of the COVID-19 pandemic on the Company’s business and operations has been limited. As broader sectors of the U.S. agricultural economy are affected through supply chain and commodity price disruptions, the Company believes it may experience some yet largely unidentified impact in the medium term. In the long term, the Company does not expect that the pandemic will affect materially the global demand for food, feed, fuel and fiber, and therefore the value of its farmland portfolio.

Financial Results

For the three months ended June 30, 2020, the Company recorded net income of $0.2 million and basic net loss to common stockholders of $0.10 per share, as compared to net income of $6.5 million and basic net income to common stockholders of $0.09 per share for the same period during 2019. For the six months ended June 30, 2020, the Company recorded net income of $0.6 million and basic net loss to common stockholders of $0.19 per share, as compared to net income of $6.5 million and basic net loss to common stockholders of $0.01 per share for the same period during 2019.

For the three months ended June 30, 2020, the Company recorded Adjusted Funds from Operations (“AFFO”) of $(1.4 million) and AFFO per fully diluted share of $(0.04), as compared to AFFO of ($1.6 million) and AFFO per fully diluted share of $(0.05) for the same period during 2019. For the six months ended June 30, 2020, the Company recorded AFFO of $(1.8 million) and AFFO per fully diluted share of $(0.06), as compared to AFFO of $(2.6 million) and AFFO per fully diluted share of $(0.08) for the same period during 2019.

For the three months ended June 30, 2020, the Company recorded Adjusted Earnings Before Interest Taxes Depreciation and Amortization for real estate (“Adjusted EBITDAre”) of $6.0 million, as compared to $6.5 million for the same period during 2019. For the six months ended June 30, 2020, the Company recorded Adjusted EBITDAre of $13.4 million, as compared to $13.6 million for the same period during 2019.

See “Non-GAAP Financial Measures” for complete definitions of AFFO and Adjusted EBITDAre and the financial tables accompanying this press release for reconciliations of net income to AFFO and Adjusted EBITDAre.

Operating Results

For the three months ended June 30, 2020, the Company recorded total operating revenues of $10.5 million, as compared to $10.9 million for the same period during 2019. For the six months ended June 30, 2020, the Company recorded total operating revenues of $22.2 million, as compared to $21.8 million for the same period during 2019.

For the three months ended June 30, 2020, the Company recorded total operating income of $3.7 million and net operating income (“NOI”) of $8.7 million, as compared to total operating income of $4.0 million and NOI of $8.8 million for the same period in 2019. For the six months ended June 30, 2020, the Company recorded total operating income of $9.0 million and NOI of $18.5 million, as compared to total operating income of $8.5 million and NOI of $17.7 million for the same period in 2019.

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See “Non-GAAP Financial Measures” for a complete definition of NOI and the financial tables included in this press release for reconciliations of net income to NOI.

Acquisition and Disposition Activity

During the quarter ended June 30, 2020, the Company completed two acquisitions, consisting of four properties in the Corn Belt region, for a total consideration of $1.4 million. In the same period, the Company completed three dispositions, consisting of four properties in Corn Belt and High Plains regions, for a total consideration of $7.5 million and an aggregate gain on sale of $0.8 million.

Balance Sheet

During the quarter ended June 30, 2020, the Company repurchased 269,792 shares of common stock at a weighted average price of $6.66 per share for an aggregate purchase price of $1.8 million, and 92,190 shares of Series B preferred stock at a weighted average price of $22.98 per share for an aggregate purchase price of $2.1 million. As of June 30, 2020, the Company had approximately $44.7 million in shares that it can repurchase under its stock repurchase plan.

As of June 30, 2020, and the date of this press release, the Company had 31,499,735 shares of common stock outstanding on a fully diluted basis.

The Company had total debt outstanding of $512.2 million at June 30, 2020, compared to $512.9 million at December 31, 2019.

Dividend Declarations

The Company announced that its Board of Directors has declared a quarterly cash dividend of $0.05 per share of common stock and per Class A Common OP unit. The dividends are payable on October 15, 2020, to stockholders and unit holders of record on October 1, 2020.

The Company also announced today that its Board of Directors has declared a quarterly cash dividend of $0.3750 per share of Series B Participating Preferred Stock. The dividends are payable on September 30, 2020 to holders of Series B Participating Preferred Stock of record on September 15, 2020.

Conference Call Information

The Company has scheduled a conference call on August 10, 2020, at 11:00 a.m. (Eastern Time) to discuss its financial results for the quarter ended June 30, 2020. The call can be accessed live over the phone toll-free by dialing 1-866-262-6804 (U.S.), or 1-855-669-9657 (Canada), or 1-412-902-4107 (International). Participants can reference the Farmland Partners Inc. Second Quarter 2020 Earnings Call. The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.farmlandpartners.com. A replay of the conference call will be available beginning August 10, 2020 at 1:00 p.m. (Eastern Time) until August 24, 2020, at 11:59 p.m. (Eastern Time), by dialing 1-877-344-7529 (U.S.), or 1-855-669-9658 (Canada), or 1-412-317-0088 (International); passcode: 10146723. A replay of the webcast will also be accessible on the Investor Relations section of the Company’s website for a limited time following the event.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality North American farmland and makes loans to farmers secured by farm real estate. As of the date of this release, the Company owns approximately 156,500 acres in 16 states, including Alabama, Arkansas, California, Colorado, Florida, Georgia, Illinois, Kansas, Louisiana, Michigan, Mississippi, Nebraska, North Carolina, South Carolina, South Dakota and Virginia. We have approximately 26 crop types and over 100 tenants. The Company elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014.

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Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements with respect to our outlook, the impact of the ongoing COVID-19 pandemic on our business, expectations with respect to pending litigation, proposed and pending acquisitions and dispositions, the potential impact of trade disputes and recent extreme weather events on the Company’s results, financing activities, crop yields and prices and anticipated rental rates. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the impact of the COVID-19 pandemic and efforts to reduce its spread on our business and on the economy and capital markets generally, general volatility of the capital markets and the market price of the Company’s common stock or Series B participating preferred stock, changes in the Company’s business strategy, availability, terms and deployment of capital, the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, availability of qualified personnel, changes in the Company’s industry, interest rates or the general economy, adverse developments related to crop yields or crop prices, the degree and nature of the Company’s competition, the timing, price or amount of repurchases, if any, under the Company's share repurchase program, the ability to consummate acquisitions or dispositions under contract and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and the Company’s other filings with the Securities and Exchange Commission. Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

SOURCE: Farmland Partners Inc.

CONTACT: ir@farmlandpartners.com

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Farmland Partners Inc.

Consolidated Balance Sheets

As of June 30, 2020 (unaudited) and December 31, 2019 (audited)

(in thousands except par value and share data)

	June 30,	December 31,
	2020	2019
ASSETS
Land, at cost	$934,260	$937,813
Grain facilities	12,091	12,091
Groundwater	10,214	11,473
Irrigation improvements	53,793	53,871
Drainage improvements	12,606	12,674
Permanent plantings	54,545	52,089
Other	8,013	7,827
Construction in progress	9,360	11,911
Real estate, at cost	1,094,882	1,099,749
Less accumulated depreciation	(28,813)	(25,277)
Total real estate, net	1,066,069	1,074,472
Deposits	—	1
Cash	11,598	12,561
Notes and interest receivable, net	2,448	4,767
Right of use asset	163	73
Deferred financing fees, net	131	174
Accounts receivable, net	3,144	5,515
Inventory	2,132	1,550
Prepaid and other assets	1,637	3,440
TOTAL ASSETS	$1,087,322	$1,102,553

LIABILITIES AND EQUITY
LIABILITIES
Mortgage notes and bonds payable, net	$510,701	$511,403
Lease liability	163	73
Dividends payable	1,583	1,593
Derivative liability	3,518	1,644
Accrued interest	3,554	3,111
Accrued property taxes	2,033	1,873
Deferred revenue	2,034	71
Accrued expenses	4,872	5,868
Total liabilities	528,458	525,636

Series B Participating Preferred Stock, $0.01 par value, 6,037,500 shares authorized; 5,831,870 shares issued and outstanding at June 30, 2020, and 5,972,059 at December 31, 2019	139,766	142,861
Redeemable non-controlling interest in operating partnership, Series A preferred units	118,755	120,510

EQUITY

Common stock, $0.01 par value, 500,000,000 shares authorized; 29,595,943 shares issued and outstanding at June 30, 2020, and 29,952,608 shares issued and outstanding at December 31, 2019	287	292
Additional paid in capital	336,058	338,387
Retained earnings	604	6,251
Cumulative dividends	(51,770)	(48,784)
Other comprehensive income	(3,380)	(1,644)
Non-controlling interests in operating partnership	18,544	19,044
Total equity	300,343	313,546

TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS IN OPERATING PARTNERSHIP AND EQUITY	$1,087,322	$1,102,553

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Farmland Partners Inc.

Consolidated Statements of Operations

For the three and six months ended June 30, 2020 and 2019

(unaudited, in thousands except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
OPERATING REVENUES:
Rental income	$9,141	$9,698	$19,215	$19,369
Tenant reimbursements	883	466	1,744	934
Crop sales	362	484	697	933
Other revenue	131	300	512	600
Total operating revenues	10,517	10,948	22,168	21,836

OPERATING EXPENSES
Depreciation, depletion and amortization	2,003	2,092	4,003	4,207
Property operating expenses	1,818	2,188	3,679	4,120
Cost of goods sold	745	—	1,311	223
Acquisition and due diligence costs	11	1	11	1
General and administrative expenses	1,402	1,419	2,854	2,793
Legal and accounting	848	1,293	1,330	2,016
Other operating expenses	1	1	1	1
Total operating expenses	6,828	6,994	13,189	13,361
OPERATING INCOME	3,689	3,954	8,979	8,475

OTHER (INCOME) EXPENSE:
Other income	(33)	(111)	88	(136)
Loss (gain) on disposition of assets	(917)	(7,491)	(831)	(7,909)
Interest expense	4,467	5,031	9,130	9,987
Total other expense	3,517	(2,571)	8,387	1,942

Net income before income tax expense	172	6,525	592	6,533

Income tax expense	—	—	—	—

NET INCOME (LOSS)	172	6,525	592	6,533

Net (income) loss attributable to non-controlling interests in operating partnership	(10)	(473)	(36)	(474)

Net income (loss) attributable to the Company	162	6,052	556	6,059

Nonforfeitable distributions allocated to unvested restricted shares	(16)	(21)	(32)	(42)
Distributions on Series A Preferred Units and Series B Preferred Stock	(3,088)	(3,125)	(6,205)	(6,251)

Net loss available to common stockholders of Farmland Partners Inc.	$(2,942)	$2,906	$(5,681)	$(234)

Basic and diluted per common share data:
Basic net (loss) available to common stockholders	$(0.10)	$0.09	$(0.19)	$(0.01)
Diluted net (loss) available to common stockholders	$(0.10)	$0.08	$(0.19)	$(0.01)
Basic weighted average common shares outstanding	29,433	30,637	29,485	30,714
Diluted weighted average common shares outstanding	29,433	48,370	29,485	30,714
Dividends declared per common share	$0.05	$0.05	$0.10	$0.10

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Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

For the three and six months ended June 30, 2020 and 2019

(unaudited, in thousands except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019
Net income (loss)	$172	$6,525	$592	$6,533
(Gain) loss on disposition of assets	(917)	(7,491)	(831)	(7,909)
Depreciation, depletion and amortization	2,003	2,092	4,003	4,207
FFO	1,258	1,126	3,764	2,831

Stock based compensation	276	382	517	778
Deferred impact of interest rate swap terminations	137	—	137	—
Real estate related acquisition and due diligence costs	11	1	11	1
Distributions on Preferred units	(3,088)	(3,125)	(6,205)	(6,250)
AFFO	$(1,406)	$(1,616)	$(1,776)	$(2,640)

AFFO per diluted weighted average share data:

AFFO weighted average common shares	31,656	33,456	31,708	33,907

Net loss per share available to common stockholders	$(0.10)	$0.09	$(0.19)	$(0.01)
Income available to redeemable non-controlling interest and non-controlling interest in operating partnership	0.11	0.10	0.21	0.20
Depreciation and depletion	0.06	0.06	0.13	0.12
Stock based compensation	0.01	0.01	0.02	0.02
(Gain) loss on disposition of assets	(0.03)	(0.22)	(0.03)	(0.23)
Distributions on Preferred units	(0.10)	(0.09)	(0.20)	(0.18)
AFFO per diluted weighted average share	$(0.04)	$(0.05)	$(0.06)	$(0.08)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Net Income (loss)	$172	$6,525	$592	$6,533
Interest expense	4,467	5,031	9,130	9,987
Income tax expense	—	—	—	—
Depreciation, depletion and amortization	2,003	2,092	4,003	4,207
(Gain) loss on disposition of assets	(917)	(7,491)	(831)	(7,909)
EBITDAre	$5,725	$6,157	$12,894	$12,818

Stock based compensation	276	382	517	778
Real estate related acquisition and due diligence costs	11	1	11	1
Adjusted EBITDAre	$6,012	$6,540	$13,422	$13,597

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
OPERATING REVENUES:
Rental income	$9,141	$9,698	$19,215	$19,369
Tenant reimbursements	883	466	1,744	934
Crop sales	362	484	697	933
Other revenue	131	300	512	600
Total operating revenues	$10,517	$10,948	$22,168	$21,836

Property operating expenses	1,818	2,188	3,679	4,120
NOI	$8,699	$8,760	$18,489	$17,716

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Non-GAAP Financial Measures

The Company considers the following non-GAAP measures as useful to investors as key supplemental measures of its performance: FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

FFO

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation, depletion and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. Management presents FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating properties, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO.

AFFO

The Company calculates AFFO by adjusting FFO to exclude the income and expenses that the Company believes are not reflective of the sustainability of the Company’s ongoing operating performance, including, but not limited to, real estate related acquisition and due diligence costs and stock-based compensation.

Changes in GAAP accounting and reporting rules that were put in effect after the establishment of NAREIT’s definition of FFO in 1999 result in the inclusion of a number of items in FFO that do not correlate with the sustainability of the Company’s operating performance. Therefore, in addition to FFO, the Company presents AFFO and AFFO per share, fully diluted, both of which are non-GAAP measures. Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company’s operational performance than FFO. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of the Company’s operating performance. Even AFFO, however, does not properly capture the timing of cash receipts, especially in connection with full-year rent payments under lease agreements entered into in connection with newly acquired farms. Management considers AFFO per share, fully diluted to be a supplemental metric to GAAP earnings per share. AFFO per share, fully diluted provides additional insight into how the Company’s operating performance could be allocated to potential shares outstanding at a specific point in time. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO will enable investors to assess the Company’s performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and AFFO per share, fully diluted and, accordingly, the Company’s AFFO and AFFO per share, fully diluted may not always be comparable to AFFO and AFFO per share amounts calculated by other REITs. AFFO and AFFO per share, fully diluted should not be considered as an alternative to net income (loss) or earnings per share (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to net income (loss) earnings per share (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

EBITDAre and Adjusted EBITDAre

The Company calculates Earnings Before Interest Taxes Depreciation and Amortization for real estate (“EBITDAre”) in accordance with the standards established by NAREIT in its September 2017 White Paper. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates. EBITDAre is a key financial measure used to evaluate the Company’s operating performance but should not be construed as an alternative to operating income, cash flows from operating activities or net income, in each case as determined in accordance with GAAP. The Company believes that EBITDAreis a useful performance measure commonly reported and will be widely used by analysts and investors in the Company’s industry. However, while EBITDAre is a performance measure widely used across the Company’s industry, the Company does not believe that it correctly captures the Company’s business operating performance because it includes non-cash expenses and recurring adjustments that are necessary to better understand the Company’s business operating performance. Therefore, in addition to EBITDAre, management uses Adjusted EBITDAre, a non-GAAP measure.

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The Company calculates Adjusted EBITDAre by adjusting EBITDAre for certain items such as stock-based compensation and real estate related acquisition and due diligence costs that the Company considers necessary to understand its operating performance. The Company believes that Adjusted EBITDAre provides useful supplemental information to investors regarding the Company’s ongoing operating performance that, when considered with net income and EBITDAre, is beneficial to an investor’s understanding of the Company’s operating performance. However, EBITDAre and Adjusted EBITDAre have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

In prior periods, the Company has presented EBITDA and Adjusted EBITDA. In accordance with NAREIT’s recommendation, beginning with the Company’s reported results for the three months ended March 31, 2018, the Company is reporting EBITDAre and Adjusted EBITDAre in place of EBITDA and Adjusted EBITDA.

Net Operating Income (NOI)

The Company calculates net operating income (NOI) as total operating revenues (rental income, tenant reimbursements, crop sales and other revenue) less property operating expenses (direct property expenses and real estate taxes). Since net operating income excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other income and losses and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and leasing farmland real estate, providing a perspective not immediately apparent from net income. However, net operating income should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other income and losses.

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